Exhibit j

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series I: Fidelity Advisor Fifty Fund which is included in Post -Effective Amendment No. 53 to the Registration Statement on Form N-1A.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    July 24, 2000